EXHIBIT 23 (c)

PARKER & CO.
CHARTERED ACCOUNTANTS
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200 - 2560 Simpson Road, Richmond, B.C., V6X 2P9
Telephone: 604-276-9920 Facsimile: 604-276-2415
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November 20, 2003


US Securities And Exchange Commission
Washington, D.C.
USA, 20549

  Reference: Energy & Engine Technology Corporation (Formerly Bidder
             Communications, Inc.) Consent Letter for an SEC Form S8, dated on or about November 20, 2003, Audited Consolidated Financial Statements for the fiscal year ended December 31, 2001.

Dear Sirs:

We refer to the US Securities And Exchange Commissions Form S8.

We consent to the use in the above mentioned Form S8 of the following audited consolidated financial statements and corresponding independent auditors' report of Energy & Engine Technology Corporation, formerly Bidder Communications, Inc.:

     1. Audited consolidated financial statements for the fiscal year ended December 31, 2001.

     2. We also consent to the use of our independent audit report dated February 14, 2002 included in the ENERGY & ENGINE TECHNOLOGY CORPORATION Form 10-SB12G, and to all references to our Firm included in this registration statement.

This letter is provided to the US Securities and Exchange Commission to which it is addressed pursuant to the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated under both Acts and not for any other purpose.

Yours truly

/s/ Parker & Co.

Parker & Co.
Chartered Accountants







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